Exhibit 99.1
Hiland Partners, LP and Hiland Holdings GP, LP announce receipt of amended “going private” proposals reducing proposed merger consideration
     Enid, Oklahoma — April 20, 2009 — The Hiland companies, Hiland Partners, LP (NASDAQ: HLND) and Hiland Holdings GP, LP (NASDAQ: HPGP), today announced that the conflicts committee of the board of directors of the general partner of each of the Hiland companies has received a letter from Harold Hamm amending his January 15, 2009 proposal to acquire all of the outstanding common units of each of the Hiland companies that are not owned by Mr. Hamm, his affiliates or Hamm family trusts.
     Under the revised terms proposed by Mr. Hamm, Hiland Partners unitholders would receive $7.75 in cash per common unit, reduced from $9.50 in cash per common unit under the January 15 proposal. Holdings unitholders would receive $2.40 in cash per common unit, reduced from $3.20 in cash per common unit under the January 15 proposal. In his letter to each conflicts committee reducing the proposed merger consideration, Mr. Hamm cited the adverse effect that continued declines in natural gas prices and drilling activity along Hiland Partners’ systems have had on the Hiland companies’ current and long-term projected throughput volumes, midstream segment margins and cash flows since his original proposals were delivered on January 15. Other than the reduced merger consideration discussed in this paragraph, Mr. Hamm has not modified the original proposals. A copy of each letter is attached to this press release.
     Mr. Hamm is the Chairman of both Hiland Partners GP, LLC, the general partner of Hiland Partners, LP, and Hiland Partners GP Holdings, LLC, the general partner of Hiland Holdings GP, LP. In addition, Mr. Hamm, either individually or together with his affiliates or the Hamm family trusts, beneficially owns 100% of Hiland Partners GP Holdings, LLC and approximately 61% of the outstanding common units of Hiland Holdings GP, LP. Hiland Holdings GP, LP owns 100% of Hiland Partners GP, LLC and approximately 37% of the outstanding common units of Hiland Partners, LP.
     The board of directors and the conflicts committee of each of Hiland Partners GP, LLC and Hiland Partners GP Holdings, LLC caution the unitholders of Hiland Partners, LP and Hiland Holdings GP, LP, respectively, and others considering trading in the securities of the Hiland companies, that each conflicts committee has just received its respective amended proposal and no decisions have been made by either conflicts committee or board of directors with respect to the response of either Hiland Partners, LP or Hiland Holdings GP, LP to the amended proposals. There can be no assurance that any definitive offer will be made, that any agreement will be executed, or that any transaction will be approved or consummated.
About the Hiland Companies
     Hiland Partners, LP, or the Partnership, is a publicly traded midstream energy partnership engaged in purchasing, gathering, compressing, dehydrating, treating, processing and marketing of natural gas, and fractionating, or separating, and marketing of natural gas liquids, or NGLs. The Partnership also provides air compression and water injection services for use in oil and gas secondary recovery operations. The Partnership’s operations are primarily located in the Mid-Continent and Rocky Mountain regions of the United States. Hiland Partners, LP’s midstream assets consist of fourteen natural gas gathering systems with approximately 2,111 miles of gathering pipelines, five natural gas processing plants, seven natural gas treating facilities and three NGL fractionation facilities. The Partnership’s compression assets consist of two air compression facilities and a water injection plant.

     Hiland Holdings GP, LP owns the two percent general partner interest, 2,321,471 common units and 3,060,000 subordinated units in Hiland Partners, LP, and the incentive distribution rights of Hiland Partners, LP.
     This press release may include certain statements concerning expectations for the future that are forward-looking statements. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in each Hiland company’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Hiland companies undertake no obligation to update or revise any forward-looking statements to reflect new information or events.

Contact:	Derek Gipson, Director — Business Development and Investor Relations Hiland Partners, LP (580) 242-6040
[Harold Hamm Letterhead]
April 20, 2009
Conflicts Committee of the Board of Directors
Hiland Partners GP, LLC
As general partner of Hiland Partners, LP
205 West Maple, Suite 1100
Enid, Oklahoma 73701
Members of the Conflicts Committee:
     I recognize and appreciate the careful consideration you and your advisors have been giving my proposal to acquire all the outstanding common units of the Hiland Partners, LP (the “Partnership”) not owned by Hiland Holdings GP, LP (“HPGP”) contained in my letter dated January 15, 2009 (the “Original Proposal Letter”). As you know, since that time, continued declines in natural gas prices and drilling activity along the Partnership’s systems have negatively impacted the Partnership’s current and long-term projected throughput volumes, midstream segment margins and cash flows.
     In light of these developments, I am revising my proposal to a cash purchase price of $7.75 per common unit. I am concurrently delivering a letter to the conflicts committee of the board of directors of the general partner of HPGP revising my proposal to acquire all of the outstanding common units of HPGP not owned by me, my affiliates or the Hamm family trusts to a cash purchase price of $2.40 per common unit.

     Except as revised herein, the terms of my proposal remain as outlined in the Original Proposal Letter. The proposal is non-binding, and no agreement, arrangement or understanding between the parties with respect to the proposal or any other transaction shall be created until such time as mutually satisfactory definitive documentation is executed and delivered. I expect to make appropriate filings on Schedule 13D disclosing the revision to my proposals with respect to the Partnership and HPGP promptly after delivery of this letter.
     I remain of the view that a going-private transaction is the best strategic alternative currently available to the Partnership to maximize unitholder value during a time of significant market and industry turmoil. Should you have any questions, please do not hesitate to contact me.
Sincerely,
Harold Hamm

cc:	Edward D. Doherty Michael L. Greenwood Rayford T. Reid Joseph Griffin Matthew S. Harrison

[Harold Hamm Letterhead]
April 20, 2009
Conflicts Committee of the Board of Directors
Hiland Partners GP Holdings, LLC
As general partner of Hiland Holdings GP, LP
205 West Maple, Suite 1100
Enid, Oklahoma 73701
Members of the Conflicts Committee:
     I recognize and appreciate the careful consideration you and your advisors have been giving my proposal to acquire all the outstanding common units of the Hiland Holdings GP, LP (the “Partnership”) not owned by me, my affiliates or the Hamm family trusts contained in my letter dated January 15, 2009 (the “Original Proposal Letter”). As you know, since that time, continued declines in natural gas prices and drilling activity along the systems of Hiland Partners, LP (“HLND”) have negatively impacted HLND’s current and long-term projected throughput volumes, midstream segment margins and cash flows. The Partnership’s sole cash-generating assets consist of its ownership interests in HLND.
     In light of these developments, I am revising my proposal to a cash purchase price of $2.40 per common unit. I am concurrently delivering a letter to the conflicts committee of the board of directors of the general partner of HLND revising my proposal to acquire all of the outstanding common units of HLND not owned by the Partnership to a cash purchase price of $7.75 per common unit.
     Except as revised herein, the terms of my proposal remain as outlined in the Original Proposal Letter. The proposal is non-binding, and no agreement, arrangement or understanding between the parties with respect to the proposal or any other transaction shall be created until such time as mutually satisfactory definitive documentation is executed and delivered. I expect to make appropriate filings on Schedule 13D disclosing the revision to my proposals with respect to the Partnership and HLND promptly after delivery of this letter.
     I remain of the view that a going-private transaction is the best strategic alternative currently available to the Partnership to maximize unitholder value during a time of significant market and industry turmoil. Should you have any questions, please do not hesitate to contact me.
Sincerely,
Harold Hamm

cc:	Edward D. Doherty Michael L. Greenwood Rayford T. Reid Joseph Griffin Matthew S. Harrison